UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 24, 2018
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CARTER VALIDUS MISSION CRITICAL REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54675	27-1550167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
As previously reported in Carter Validus Mission Critical REIT, Inc.’s (the “Company”) Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC) on August 16, 2018 (the “August Form 8-K”), the Company, through a wholly-owned subsidiary of its operating partnership, Carter/Validus Operating Partnership, LP (“CVOP), entered into that certain Lease Termination and License Agreement with Bay Area Regional Medical Center, LLC (“Bay Area”) on August 13, 2018, pursuant to which Bay Area was required to vacate and surrender the Company’s healthcare property located in Webster, Texas (the “Property”) by September 27, 2018.
As also previously reported in the August Form 8-K, on August 10, 2018, the Company entered into a non-binding letter of intent with the University of Texas Medical Branch (“UTMB”) to lease the Property.
On October 24, 2018, the Company, through a wholly-owned subsidiary of CVOP (the "Landlord"), entered into that certain Lease Agreement (the “Lease Agreement”) with the Board of Regents of the University of Texas System, an institution of higher education and agency of the State of Texas (the “Tenant”), of which UTMB is an affiliate, which is effective as of October 22, 2018. The Lease Agreement has an initial 15 year term with three five-year renewal terms exercisable at the option of the Tenant (subject to certain conditions) and provides for a fixed base rent for the first five years of the lease term that will be payable monthly, subsequent to a free-rent period from October 1, 2018 to June 30, 2019. The base rent payments, which begin July 1, 2019, are fixed for the first 18 months and increase at predetermined amounts on January 1 of each year thereafter through December 31, 2023. In addition, the Lease Agreement contains a fixed annual rent escalator on the base rent that commences on January 1, 2024, and thereafter throughout the remainder of the term of the Lease equal to the sum of (i) the fixed rent previously in effect, and (ii) the product of such previous fixed rent multiplied by 1.5%. The Tenant is responsible for all costs relating to real estate taxes, insurance and common area maintenance of the Property, but the Landlord is responsible for latent defects in the roof, structural elements and vertical building envelop of the Property. As long as the Tenant is not in default under the Lease Agreement, the Landlord will provide the Tenant with a $4,500,000 tenant improvement allowance, which will be available to be used by the Tenant through October 1, 2022, and may be extended by up to six (6) months with the Landlord's consent.
The Lease contains a purchase option in favor of the Tenant that may be exercised on the fifth anniversary of the Lease and each five years thereafter, including renewal periods, until the expiration or termination of the Lease and upon thirty (30) days' written notice for a purchase price generally equal to fair market value determined by qualified appraisers. In addition, the Lease contains a right of first refusal, which, in the event the Landlord receives a bona fide offer to purchase the Property from an unaffiliated party, grants Tenant the one-time right of first refusal on the same terms.
The foregoing description of the Lease Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On October 25, 2018, the Company announced in a press release the events described in Item 1.01 to this Current Report. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01. The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lease Agreement by and between HC-200 BLOSSOM STREET, LLC and Board of Regents of the University of Texas System, dated October 24, 2018
99.1	Carter Validus Mission Critical REIT, Inc. Press Release dated October 25, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT, INC.

Dated: October 25, 2018	By:	/s/ Todd M. Sakow
	Name:	Todd M. Sakow
	Title:	Chief Financial Officer